                                                                      EXHIBIT 11

EL PASO ELECTRIC COMPANY
COMPUTATION OF EARNINGS PER COMMON SHARE
(IN THOUSANDS EXCEPT FOR SHARE DATA)

                                                                      THREE            THREE
                                                                      MONTHS           MONTHS
                                                                      ENDED            ENDED
                                                                     JUNE 30,         JUNE 30,
                                                                       1997             1996
                                                                    -----------      -----------
PRIMARY:
  Weighted average number of common shares outstanding..........     60,059,316       59,999,981
  Weighted average number of restricted shares..................        179,920          139,890
  Net effect of dilutive stock options..........................        291,389           24,241
                                                                    -----------      -----------
          Total.................................................     60,530,625       60,164,112
                                                                    ===========      ===========


  Net income applicable to common stock:
     Income before extraordinary loss on repurchase of debt.....    $    13,007      $     6,603
     Extraordinary loss on repurchase of debt, net of federal
       income tax benefit.......................................           (427)             -
                                                                    -----------      -----------
           Net income applicable to common stock................    $    12,580      $     6,603
                                                                    ===========      ===========

  Net income per common share:
     Income before extraordinary loss on repurchase of debt.....    $     0.215      $     0.110
     Extraordinary loss on repurchase of debt, net of federal
       income tax benefit.......................................         (0.007)            -
                                                                    -----------      -----------
          Net income............................................    $     0.208      $     0.110
                                                                    ===========      ===========

FULLY DILUTED (1):
  Weighted average number of common shares outstanding..........     60,059,316       59,999,981
  Weighted average number of restricted shares..................        179,920          139,890
  Net effect of dilutive stock options..........................        371,830           73,536
                                                                    -----------      -----------
          Total.................................................     60,611,066       60,213,407
                                                                    ===========      ===========


  Net income applicable to common stock:
     Income before extraordinary loss on repurchase of debt.....    $    13,007      $     6,603
     Extraordinary loss on repurchase of debt, net of federal
       income tax benefit.......................................           (427)            -
                                                                    -----------      -----------
          Net income applicable to common stock.................    $    12,580      $     6,603
                                                                    ===========      ===========

  Net income per common share:
     Income before extraordinary loss on repurchase of debt.....    $     0.215      $     0.110
     Extraordinary loss on repurchase of debt, net of federal
       income tax benefit.......................................         (0.007)            -
                                                                    -----------      -----------
          Net income............................................    $     0.208      $     0.110
                                                                    ===========      ===========

(1) This calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083, although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

EL PASO ELECTRIC COMPANY
COMPUTATION OF EARNINGS PER COMMON SHARE
(IN THOUSANDS EXCEPT FOR SHARE DATA)

                                                                                                | PREDECESSOR
                                                                         REORGANIZED COMPANY    |   COMPANY
                                                                        ----------------------- | ------------
                                                                          SIX       PERIOD FROM | PERIOD FROM
                                                                         MONTHS     FEBRUARY 12 |  JANUARY 1
                                                                         ENDED          TO      |      TO
                                                                        JUNE 30,     JUNE 30,   | FEBRUARY 11,
                                                                          1997         1996     |     1996
                                                                       -----------  ----------- | ------------
PRIMARY:                                                                                        |
                                                                                                |
  Weighted average number of common shares outstanding..............    60,044,678   59,999,981 |   35,544,330
  Weighted average number of restricted shares......................       175,113      110,179 |         -
  Net effect of dilutive stock options..............................       326,095       10,066 |         -
                                                                       -----------  ----------- |  -----------
          Total.....................................................    60,545,886   60,120,226 |   35,544,330
                                                                       ===========  =========== |  ===========
                                                                                                |
  Net income applicable to common stock:                                                        |
     Income before extraordinary items..............................   $    15,450  $     6,740 | $    118,198
     Extraordinary loss on repurchase of debt, net of federal                                   |
       income tax benefit...........................................        (2,671)        -    |         -
     Extraordinary gain on discharge of debt........................          -            -    |      264,273
                                                                       -----------  ----------- |  -----------
          Net income applicable to common stock.....................   $    12,779  $     6,740 | $    382,471
                                                                       ===========  =========== | ============
                                                                                                |
  Net income per common share:                                                                  |
     Income before extraordinary items..............................   $     0.255  $     0.112 | $      3.325
     Extraordinary loss on repurchase of debt, net of federal                                   |
       income tax benefit...........................................        (0.044)        -    |         -
     Extraordinary gain on discharge of debt........................          -            -    |        7.435
                                                                       -----------  ----------- |  -----------
          Net income................................................   $     0.211  $     0.112 |  $    10.760
                                                                       ===========  =========== | ============
                                                                                                |
FULLY DILUTED (1):                                                                              |
   Weighted average number of common shares outstanding.............    60,044,678   59,999,981 |   35,544,330
   Weighted average number of restricted shares.....................       175,113      110,179 |         -
   Net effect of dilutive stock options.............................       370,681       47,798 |         -
                                                                       -----------  ----------- |  -----------
          Total.....................................................    60,590,472   60,157,958 |   35,544,330
                                                                       ===========  =========== | ============
Net income applicable to common stock:                                                          |
    Income before extraordinary items...............................   $    15,450  $     6,740 | $    118,198
    Extraordinary loss on repurchase of debt, net of federal                                    |
       income tax benefit...........................................        (2,671)       -     |         -
    Extraordinary gain on discharge of debt.........................          -           -     |      264,273
                                                                       -----------  ----------- |  -----------
          Net income applicable to common stock.....................   $    12,779  $     6,740 | $    382,471
                                                                       ===========  =========== | ============
                                                                                                |
  Net income per common share:                                                                  |
     Income before extraordinary items..............................   $     0.255  $     0.112 | $      3.325
     Extraordinary loss on repurchase of debt, net of federal                                   |
       income tax benefit...........................................        (0.044)        -    |         -
     Extraordinary gain on discharge of debt........................          -            -    |        7.435
                                                                       -----------  ----------- |  -----------
          Net income................................................   $     0.211  $     0.112 |  $    10.760
                                                                       ===========  =========== | ============

(1) This calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083, although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.